UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2024

ALLIENT INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 Commerce Drive
Amherst, New York 14228
(Address of Principal Executive Offices, including zip code)

(716) 242-8634
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	ALNT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.Entry into a Material Definitive Agreement.

Amendments to Revolving Credit Facility

On October 22, 2024, Allient Inc. and one of its subsidiaries, Allied Motion Technologies B.V. (together, the “Company”) entered into a Second Amendment (the “Amendment”) to Third Amended and Restated Credit Agreement with HSBC Bank USA, National Association, as Administrative Agent, and the other financial institutions signatory thereto. All capitalized terms used in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement, as amended (the “Revolving Facility”).

The Revolving Facility contains affirmative and negative covenants customarily found in facilities of this type. Pursuant to the Amendment, the Company’s maximum permitted Leverage Ratio is (i) increased to 4.5:1.0 for the quarters ending March 31, 2025, and June 30, 2025, and (ii) increased to 4.0:1.0 for the quarter ending September 30, 2025.

In calculating certain financial covenants under the Revolving Facility, the definition of Consolidated EBITDA was revised to permit the inclusion of certain acquisition, business retention, restructuring, integration, and realignment costs. Additionally, the Amendment imposed certain restrictions on acquisitions through December 31, 2025.

Pursuant to the Amendment, the Applicable Rate for the period beginning on January 1, 2025 and ending on September 30, 2025 is set forth in Pricing Level VII of the Revolving Facility, regardless of the Company’s Leverage Ratio.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Third Amended and Restated Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

On July 30, 2024, the Company entered into a First Amendment to Third Amended and Restated Credit Agreement (the “First Amendment”) that included non-material amendments to amend certain non-U.S. collateral pledge requirements and make other non-material amendments. A copy of the First Amendment is filed as Exhibit 10.1 hereto.

Amendments to Note Purchase and Private Shelf Agreement

On October 22, 2024, Allient Inc. entered into a Second Amendment (the “NPA Amendment”) to Note Purchase and Private Shelf Agreement (the “NPA”) with the noteholders signatory thereto. Pursuant to the NPA Amendment, the Leverage Ratio, definition of Consolidated EBITDA and restrictions on acquisitions under the NPA were modified to be consistent with the Revolving Facility.

Pursuant to the NPA Amendment, the fourth calendar quarter of 2024 and the first three calendar quarters of 2025 are deemed to be an Increased Leverage Period (as defined in the NPA Amendment), resulting in a 50 basis point increase in the interest rate under the NPA.

The foregoing summary description of the NPA Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Note Purchase and Private Shelf Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

On July 30, 2024, the Company entered into a First Amendment to Note Purchase and Private Shelf Agreement (the “First NPA Amendment”) that that included non-material amendments to amend certain non-

U.S. collateral pledge requirements and make other non-material amendments. A copy of the First NPA Amendment is filed as Exhibit 10.3 hereto.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.Regulation FD Disclosure.

On October 25, 2024, the Company issued a press release announcing the Amendment and NPA Amendments, a copy of which is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits

(d)Exhibits. The following exhibit is filed herewith:

10.1

First Amendment, dated as of July 30, 2024, to Third Amended and Restated Credit Agreement dated as of March 1, 2024, among Allient Inc. and Allied Motion Technologies B.V. as Borrowers, HSBC Bank USA, National Association, as Administrative Agent, and the other financial institutions signatory thereto.

10.2

Second Amendment, dated as of October 22, 2024, to Third Amended and Restated Credit Agreement dated as of March 1, 2024, among Allient Inc. and Allied Motion Technologies B.V. as Borrowers, HSBC Bank USA, National Association, as Administrative Agent, and the other financial institutions signatory thereto.

10.3	First Amendment, dated as of July 30, 2024, to Note Purchase and Private Shelf Agreement dated as of March 1, 2024, among Allient Inc. and each of the holders of the Notes signatory thereto.
10.4	Second Amendment, dated as of October 22, 2024, to Note Purchase and Private Shelf Agreement dated as of March 1, 2024, among Allient Inc. and each of the holders of the Notes signatory thereto.
99.1	Press Release of Allient Inc., dated October 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:October 25, 2024

ALLIENT INC.

By: /s/ James A. Michaud

James A. Michaud
Senior Vice President & Chief Financial Officer